EXHIBIT 10.18


                           PURCHASE AND SALE AGREEMENT

AGREEMENT dated as of November 22, 2000 by and between eDiets.com, Inc., a Delaware Corporation ("eDiets") and eDiets, B.V.I., Inc., a British Virgin Islands Corporation ("eDiets B.V.I.")

                                   WITNESSETH:

WHEREAS, eDiets is engaged in the business of marketing Internet-based diet and nutrition programmes, services and related products (the "Business") and,

WHEREAS, eDiets B.V.I. is a wholly-owned subsidiary of eDiets, organized to conduct the Business in all areas of the world outside of the United States;

WHEREAS, eDiets wishes to sell, transfer and assign to eDiets B.V.I. all of its Non-US Rights to its Technology (as defined below), to enable eDiets B.V.I. to conduct the Business outside of the United States, upon the terms and conditions set forth herein.

         Now, therefore, it is agreed as follows:

           1. Definitions: In this Agreement the following definitions shall apply:

                      (a) Technology - Means all patents, patent applications, trademarks, trademark applications, Know-How (as defined below), copyrights, proprietary software, and all Intellectual Property Rights (as defined below;

                      (b) Intellectual Property Rights - Means all intellectual property rights of eDiets in the Technology, including without limitation applications, patents, inventions, trademarks, design rights, copyrights, database rights (whether or not any of these is registered and including any application for registration of any such rights) Know-How, confidential information and trade secrets and all rights or forms for the protection of a similar nature or having similar affect to any of these which may exist anywhere in the world;

                      (c) Know-How - Means know-how, trade secrets or experience whether patentable or not including but not limited to all design or manufacturing techniques, operating instructions, machinery designs, raw materials or products specifications, drawings, blueprints and other any technical and commercial information relating to the research, design, development, manufacture assembly use or sale belonging to eDiets.

                      (d) Improvements - Means all improvements, enhancements, advancements, modifications, revisions, changes or alterations in or to the Technology.

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           2. Sale, Transfer And Assignment: eDiets hereby sells, transfers and assigns to eDiets B.V.I. all of the "Non-US Rights" to the Technology on the terms set forth herein. "Non-US Rights" means the rights to utilize the Technology in conducting the Business in all areas of the world outside of and except for the United States.

           3. Purchase Price: The purchase price for the sale, transfer and assignment of the rights hereunder and the terms for payment of the purchase price shall be determined in accordance with the report prepared by the accounting firm of Ernst and Young as required for United States income tax purposes.

           4. Agreement Regarding Improvements: eDiets agrees to sell, transfer and assign all Improvements to the Technology in accordance with the terms and conditions of a cost sharing agreement to be entered into between eDiets and eDiets B.V.I. as required for United States income tax purposes.

           5. Governing-Law: This agreement shall be governed and construed in accordance with the laws of the State of Florida.

           6. Amendment: No change, modification or amendment of this agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by the party or parties against whom the same is sought to be enforced.

           7. Further Assurances: Each party hereby covenants and agrees that it shall execute and deliver such deeds and other documents as may be required to implement any of the provisions of this agreement.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the date and year first above written.

                                       EDIETS.COM, INC.

                                       By:        /s/
                                          ---------------------------------
                                          Christine M. Brown, Vice President,
                                            Operations


                                       EDIET B.V.I., INC.

                                       By:       /s/
                                          ---------------------------------
                                          David R. Humble, Director